Exhibit 10.24
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                            JUNIOR SUBORDINATED NOTE

$ 43,000.00                       Woodbury, N.Y.                  Dated: 9/25/96
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         FOR VALUE RECEIVED, STANDARD FUNDING CORP. ("Company), a domestic corporation, with its principal place of business at 335 Crossways Park Drive, Woodbury, New York 11797, promises to pay to the order of Kathleen Belz, 23 Neel Court, Sayville, N.Y. 11782 at the office of the Company, on the Thirtieth day of September 2001 and pay interest on the unpaid principal of the Note at Eleven & One Quarter (11 1/4) percent per annum, based on 365-day year, semi-annually with the first interest payment being due on the 31st day of December 1996.

         Maker shall have the right to prepay the indebtedness evidenced by this Note, in whole or in part, without penalty, charge or notice.

         The payment of the principal and interest on this Note is expressly subordinated in the right of payment, subject and junior to any and all indebtedness of the Company by virtue of funds borrowed by the Company ("Senior Indebtedness"). Upon any receivership, insolvency proceedings, bankruptcy, assignment for the benefit of creditors, reorganization, dissolution or liquidation, no amount shall be paid in respect to this Note unless and until the Senior Indebtedness shall have been paid in full, together with interest thereon and all other amounts in respect of such Senior Indebtedness.

         This Subordinated Note has been issued by the Company and is on a parity and equality in all respects with other Junior Subordinated Notes issued and hereafter issued, except with respect to maturity and rate of interest of such Junior Subordinated Notes. The holder of this Note by accepting the same, agrees that while any Senior Indebtedness, including Senior Subordinated Notes is outstanding, he will not make any demands for payment of the principal of the debt evidenced hereby, or bring or maintain any action to enforce payment of the principal of this Note. However, nothing contained herein shall prevent the Company from paying the principal on the Note at maturity hereto, provided the Company is not in default in payment of Senior Indebtedness.


                                  STANDARD FUNDING CORP.


                                  By /s/ Alan J. Karp
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                                  By /s/ [ILLEGIBLE]
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